Exhibit 99.1

Union Pacific Reports Third Quarter 2026 Results
•Diluted EPS of $3.49, up 16%, and adjusted diluted EPS* of $3.53, up 15%
•Operating ratio (OR) of 59.1% and adjusted OR* of 58.8%
•Revenue carloads grew 6%
Omaha, Neb., October 22, 2026 – Union Pacific Corporation (NYSE: UNP) today reported third quarter 2026 net income of $2.1 billion, up 16%, and diluted earnings per share (EPS) of $3.49, up 16%, compared to reported third quarter 2025 net income of $1.8 billion and diluted EPS of $3.01. Adjusted third quarter 2026 net income* of $2.1 billion increased 15%, and adjusted diluted EPS* of $3.53 increased 15%, compared to adjusted third quarter 2025 net income* of $1.8 billion and adjusted diluted EPS* of $3.08.
"Union Pacific's third quarter results demonstrate our ability to safely deliver the service we sold to our customers while efficiently handling six percent volume growth," said Jim Vena, Union Pacific Chief Executive Officer. "We executed at a consistently high level, enabling record financial results and further reinforcing our position as the industry leader. We look forward to the upcoming steps of the Surface Transportation Board's merger review process and to delivering the benefits of America's first transcontinental railroad for our customers."
Third Quarter Summary: 2026 vs. 2025
Financial Results: Record Financial Results Driven by Volume Growth, Pricing Strength and Operational Execution; Record Freight Revenue, Freight Revenue excluding Fuel Surcharge, Operating Revenue, Operating Income, and Net Income
•Operating revenue of $7.2 billion grew 15% driven by higher fuel surcharge, 6% volume growth, core pricing gains and increased other revenue partially offset by business mix.
•Freight revenue excluding fuel surcharge increased 6%.
•Reported operating ratio improved 10 basis points to 59.1%. Adjusted operating ratio* increased 30 basis points to 58.8%. Higher fuel price unfavorably impacted operating ratio 140 basis points.
Operating Results: Operational Excellence Supports Volume Growth; Record Workforce Productivity, Train Length, and Fuel Consumption Rate
•Reportable personal injury rate improved.
•Freight car velocity was 228 daily miles per car, a 1% increase.
•Average terminal dwell was 19.9 hours, a 2% improvement.
•Fuel consumption rate was 1.034, measured in gallons of fuel per thousand gross ton-miles, a 2% improvement.
•Workforce productivity was 1,219 car miles per employee, a 5% increase.
*    See attached supplemental schedule of non-GAAP measures for a reconciliation to GAAP.

-more-

2026 Outlook - On Track with Investor Day Targets
Affirmed:
•Meeting increased customer demand with strong service; mixed economic forecast.
•Reported earnings per share growth of high-single digit; consistent with attaining 3-year CAGR target of high-single to low-double digit through 2027.
•Pricing dollars in excess of inflation dollars.
•Industry-leading operating ratio and return on invested capital.
•Continued strong cash generation and consistent annual dividend increases.
Updated:
•Operating ratio improvement from core business; reported operating ratio challenged by high fuel prices.
•Capital plan of $3.5 billion.

Third Quarter 2026 Earnings Conference Call

Union Pacific will webcast its third quarter 2026 earnings release presentation live at www.up.com/investor and via teleconference on Thursday, October 22, 2026, at 8:45 a.m. Eastern Time. Participants may join the conference call by dialing 877-407-8293 (or for international participants, 201-689-8349).
ABOUT UNION PACIFIC
Union Pacific (NYSE: UNP) delivers the goods families and businesses use every day with safe, reliable, and efficient service. Operating in 23 western states, the company connects its customers and communities to the global economy. Trains are the most environmentally responsible way to move freight, helping Union Pacific protect future generations. More information about Union Pacific is available at www.up.com.
Union Pacific Investor contact: Diana Prauner at 402-544-4227 or dprauner@up.com
Union Pacific Media contact: Kristen South at 402-544-3435 or kmsouth@up.com
Supplemental financial information is attached.

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Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s (or, as it relates to the Transaction (as defined below), the combined company of Norfolk Southern and Union Pacific (referred to hereinafter as the combined company) actual results, levels of activity, performance, or achievements or those of the railroad industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “anticipate,” “believe,” “project,” “estimate,” “intend,” “plan,” “pro forma,” or any variations or other comparable terminology.
While the Company has based these forward-looking statements on those expectations, assumptions, estimates, beliefs and projections they view as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control, including but not limited to, in addition to factors disclosed in the Company’s, as well as Norfolk Southern’s (as it relates to the proposed combination of it with the Company) respective filings with the U.S. Securities and Exchange Commission (the “SEC”): the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between the Company and Norfolk Southern providing for the acquisition of Norfolk Southern by Union Pacific (the “Transaction”); the risk that potential legal proceedings may be instituted against the Company or Norfolk Southern and result in significant costs of defense, indemnification or liability; the possibility that the Transaction does not close when expected or at all because required Surface Transportation Board or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); the risk that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth from the Transaction, or that such benefits may take longer to realize or be more costly to achieve than expected, including as a result of changes in, or problems arising from, general economic and market conditions, tariffs, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which the Company and Norfolk Southern operate; disruption to the parties’ businesses as a result of the announcement and pendency of the Transaction; the costs associated with the anticipated length of time of the pendency of the Transaction, including the restrictions contained in the definitive merger agreement on the ability of the Company and Norfolk Southern, respectively, to operate their respective businesses outside the ordinary course during the pendency of the Transaction; the diversion of the Company’s and Norfolk Southern’s management’s attention and time from ongoing business operations and opportunities on merger-related matters; the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of the Company’s or Norfolk Southern’s customers, suppliers, employees, labor unions or other business partners, including those resulting from the announcement or completion of the Transaction; the dilution caused by the Company’s issuance of additional shares of its common stock in connection with the consummation of the Transaction; the risk of a downgrade of the credit rating of the Company’s indebtedness, which could give rise to an obligation to redeem existing indebtedness; a material adverse change in the financial condition of the Company, Norfolk Southern or the combined company; changes in domestic or international economic, political or business conditions, including those impacting the transportation industry (including customers, employees and supply chains); the Company’s, Norfolk Southern’s and the combined company’s ability to successfully implement its respective operational, productivity, and strategic initiatives; a significant adverse event on the Company’s or Norfolk Southern’s network, including, but not limited to, a mainline accident, discharge of hazardous materials, or climate-related or other network outage; the outcome of claims, litigation, governmental proceedings and investigations involving the Company or Norfolk Southern, including, in the case of Norfolk Southern, those with respect to the Eastern Ohio incident; the nature and extent of Norfolk Southern’s environmental remediation obligations with respect to the Eastern Ohio incident; new or additional governmental regulation and/or operational changes resulting from or related to the Eastern Ohio incident; and a cybersecurity incident or other disruption to our technology infrastructure.
This list of important factors is not intended to be exhaustive. These and other important factors, including those discussed under “Risk Factors” in Norfolk Southern’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 9, 2026 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000702165/000162828026006268/nsc-20251231.htm) and Norfolk Southern’s subsequent filings with the SEC, the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 6, 2026 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/100885/000010088526000037/unp-20251231.htm) and the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. References to the Company’s and Norfolk Southern’s website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company and Norfolk Southern disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable law or regulation.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Income (unaudited)

Millions, except per share amounts and percentages, for the periods ended September 30,	3rd quarter				Year-to-date
	2026	2025	%		2026	2025	%
Operating revenues
Freight revenues	$6,813	$5,927	15%		$19,224	$17,461	10%
Other revenues	384	317	21		1,054	964	9
Total operating revenues	7,197	6,244	15		20,278	18,425	10
Operating expenses
Compensation and benefits	1,264	1,214	4		3,731	3,675	2
Fuel	1,040	616	69		2,621	1,795	46
Purchased services and materials	746	683	9		2,128	1,956	9
Depreciation	643	618	4		1,914	1,841	4
Equipment and other rents	206	212	(3)		639	683	(6)
Other	355	352	1		1,081	1,030	5
Total operating expenses	4,254	3,695	15		12,114	10,980	10
Operating income	2,943	2,549	15		8,164	7,445	10
Other income, net	95	96	(1)		291	297	(2)
Interest expense	(312)	(327)	(5)		(945)	(984)	(4)
Income before income taxes	2,726	2,318	18		7,510	6,758	11
Income tax expense	(650)	(530)	23		(1,740)	(1,468)	19
Net income	$2,076	$1,788	16%		$5,770	$5,290	9%

Share and per share
Earnings per share - basic	$3.50	$3.02	16%		$9.72	$8.88	9%
Earnings per share - diluted	$3.49	$3.01	16		$9.71	$8.87	9
Weighted average number of shares - basic	593.7	592.4	-		593.4	595.8	-
Weighted average number of shares - diluted	594.5	593.2	-		594.0	596.7	-
Dividends declared per share	$1.42	$1.38	3		$4.18	$4.06	3

Operating ratio	59.1%	59.2%	(0.1)	pts	59.7%	59.6%	0.1	pts
Effective tax rate	23.8%	22.9%	0.9	pts	23.2%	21.7%	1.5	pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Freight Revenues Statistics (unaudited)

	3rd quarter			Year-to-date
For the periods ended September 30,	2026	2025	%	2026	2025	%
Freight revenues (millions)
Grain & grain products	$1,085	$975	11%	$3,248	$2,889	12%
Fertilizer	234	227	3	687	638	8
Food & refrigerated	272	258	5	791	785	1
Coal & renewables	525	470	12	1,459	1,355	8
Bulk	2,116	1,930	10	6,185	5,667	9
Industrial chemicals & plastics	701	647	8	2,041	1,900	7
Metals & minerals	666	568	17	1,842	1,650	12
Forest products	371	327	13	1,045	988	6
Energy & specialized markets	771	652	18	2,158	1,950	11
Industrial	2,509	2,194	14	7,086	6,488	9
Automotive	671	604	11	1,934	1,817	6
Intermodal	1,517	1,199	27	4,019	3,489	15
Premium	2,188	1,803	21	5,953	5,306	12
Total	$6,813	$5,927	15%	$19,224	$17,461	10%
Revenue carloads (thousands)
Grain & grain products	225	215	5%	710	645	10%
Fertilizer	55	58	(5)	161	162	(1)
Food & refrigerated	40	41	(2)	121	127	(5)
Coal & renewables	209	216	(3)	599	606	(1)
Bulk	529	530	-	1,591	1,540	3
Industrial chemicals & plastics	185	182	2	549	528	4
Metals & minerals	209	193	8	588	558	5
Forest products	54	52	4	156	155	1
Energy & specialized markets	158	147	7	459	439	5
Industrial	606	574	6	1,752	1,680	4
Automotive	202	199	2	595	603	(1)
Intermodal [a]	956	860	11	2,601	2,551	2
Premium	1,158	1,059	9	3,196	3,154	1
Total	2,293	2,163	6%	6,539	6,374	3%
Average revenue per car
Grain & grain products	$4,837	$4,532	7%	$4,577	$4,478	2%
Fertilizer	4,256	3,875	10	4,267	3,929	9
Food & refrigerated	6,678	6,306	6	6,524	6,199	5
Coal & renewables	2,516	2,181	15	2,437	2,237	9
Bulk	4,004	3,641	10	3,889	3,680	6
Industrial chemicals & plastics	3,789	3,548	7	3,717	3,598	3
Metals & minerals	3,185	2,944	8	3,134	2,959	6
Forest products	6,911	6,315	9	6,706	6,363	5
Energy & specialized markets	4,857	4,462	9	4,695	4,445	6
Industrial	4,136	3,828	8	4,044	3,863	5
Automotive	3,324	3,027	10	3,251	3,011	8
Intermodal [a]	1,586	1,393	14	1,545	1,368	13
Premium	1,889	1,701	11	1,862	1,682	11
Average	$2,971	$2,740	8%	$2,940	$2,740	7%
[a]For intermodal shipments each container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Financial Position (unaudited)

Millions	Sep. 30, 2026	Dec. 31, 2025
Assets
Cash and cash equivalents	$2,211	$1,266
Short-term investments	875	250
Other current assets	3,431	3,039
Investments	3,030	2,885
Properties, net	60,626	59,645
Other assets	2,436	2,613
Total assets	$72,609	$69,698

Liabilities and common shareholders' equity
Debt due within one year	$1,289	$1,520
Other current liabilities	4,316	3,494
Debt due after one year	29,035	30,294
Deferred income taxes	13,640	13,421
Other long-term liabilities	2,311	2,502
Total liabilities	50,591	51,231
Total common shareholders' equity	22,018	18,467
Total liabilities and common shareholders' equity	$72,609	$69,698

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Cash Flows (unaudited)

	Year-to-date
Millions, for the periods ended September 30,	2026	2025
Operating activities
Net income	$5,770	$5,290
Depreciation	1,914	1,841
Deferred and other income taxes	207	172
Other - net	411	(238)
Cash provided by operating activities	8,302	7,065
Investing activities
Capital investments*	(2,834)	(2,792)
Purchases of short-term investments	(975)	-
Maturities of short-term investments	350	-
Other - net	3	1
Cash used in investing activities	(3,456)	(2,791)
Financing activities
Dividends paid	(2,484)	(2,418)
Debt repaid	(1,519)	(1,424)
Share repurchase programs	(26)	(2,679)
Debt issued	-	1,995
Other - net	121	54
Cash used in financing activities	(3,908)	(4,472)
Net change in cash, cash equivalents, and restricted cash	938	(198)
Cash, cash equivalents, and restricted cash at beginning of year	1,280	1,028
Cash, cash equivalents, and restricted cash at end of period	$2,218	$830
Free cash flow**
Cash provided by operating activities	$8,302	$7,065
Cash used in investing activities	(3,456)	(2,791)
Dividends paid	(2,484)	(2,418)
Free cash flow	$2,362	$1,856
*Capital investments include locomotive and freight car early lease buyouts of $320 million in 2026 and $311 million in 2025.
**Free cash flow is defined as cash provided by operating activities less cash used in investing activities and dividends paid. Free cash flow is considered a non-GAAP financial measure by SEC Regulation G and Item 10(e) of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe free cash flow is important to management and investors in evaluating our financial performance and measures our ability to generate cash without additional external financing. Free cash flow should be considered in addition to, rather than as a substitute for, cash provided by operating activities.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Operating and Performance Statistics (unaudited)

	3rd quarter			Year-to-date
For the periods ended September 30,	2026	2025	%	2026	2025	%
Operating/performance statistics
Freight car velocity (daily miles per car)	228	226	1%	231	220	5%
Average train speed (miles per hour)*	24.3	24.2	-	24.8	23.9	4
Average terminal dwell time (hours)*	19.9	20.4	(2)	19.8	21.3	(7)
Locomotive productivity (GTMs per horsepower day)	140	140	-	142	139	2
Gross ton-miles (GTMs) (millions)	232,506	223,029	4	678,251	656,079	3
Train length (feet)	9,969	9,801	2	9,871	9,661	2
Intermodal service performance index (%)	92	98	(6) pts	95	97	(2) pts
Manifest service performance index (%)	93	100	(7) pts	95	98	(3) pts
Workforce productivity (car miles per employee)	1,219	1,165	5	1,186	1,126	5
Total employees (average)	28,540	28,871	(1)	28,658	29,576	(3)

Locomotive fuel statistics
Average fuel price per gallon consumed	$4.21	$2.56	64%	$3.59	$2.49	44%
Fuel consumed in gallons (millions)	240	235	2	712	703	1
Fuel consumption rate**	1.034	1.052	(2)	1.049	1.072	(2)

Revenue ton-miles (millions)
Grain & grain products	22,985	21,646	6%	71,199	64,276	11%
Fertilizer	3,264	3,501	(7)	10,465	10,278	2
Food & refrigerated	4,503	4,559	(1)	13,425	13,808	(3)
Coal & renewables	23,482	24,013	(2)	69,417	67,344	3
Bulk	54,234	53,719	1	164,506	155,706	6
Industrial chemicals & plastics	8,443	8,087	4	24,929	23,828	5
Metals & minerals	9,898	8,666	14	27,776	25,328	10
Forest products	5,455	5,336	2	15,876	16,138	(2)
Energy & specialized markets	11,223	10,032	12	31,864	29,762	7
Industrial	35,019	32,121	9	100,445	95,056	6
Automotive	4,514	4,495	-	13,476	13,695	(2)
Intermodal	20,314	18,520	10	57,100	55,959	2
Premium	24,828	23,015	8	70,576	69,654	1
Total	114,081	108,855	5%	335,527	320,416	5%
*Surface Transportation Board (STB) reported performance measures.
**Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Income (unaudited)

Millions, except per share amounts and percentages,	2026
	1st qtr	2nd qtr	3rd qtr	Year-to-date
Operating revenues
Freight revenues	$5,893	$6,518	$6,813	$19,224
Other revenues	324	346	384	1,054
Total operating revenues	6,217	6,864	7,197	20,278
Operating expenses
Compensation and benefits	1,227	1,240	1,264	3,731
Fuel	643	938	1,040	2,621
Purchased services and materials	673	709	746	2,128
Depreciation	633	638	643	1,914
Equipment and other rents	219	214	206	639
Other	364	362	355	1,081
Total operating expenses	3,759	4,101	4,254	12,114
Operating income	2,458	2,763	2,943	8,164
Other income, net	91	105	95	291
Interest expense	(320)	(313)	(312)	(945)
Income before income taxes	2,229	2,555	2,726	7,510
Income tax expense	(528)	(562)	(650)	(1,740)
Net income	$1,701	$1,993	$2,076	$5,770

Share and per share
Earnings per share - basic	$2.87	$3.36	$3.50	$9.72
Earnings per share - diluted	$2.87	$3.36	$3.49	$9.71
Weighted average number of shares - basic	593.0	593.4	593.7	593.4
Weighted average number of shares - diluted	593.6	594.0	594.5	594.0
Dividends declared per share	$1.38	$1.38	$1.42	$4.18

Operating ratio	60.5%	59.7%	59.1%	59.7%
Effective tax rate	23.7%	22.0%	23.8%	23.2%

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Freight Revenue Statistics (unaudited)

	2026
	1st qtr	2nd qtr	3rd qtr	Year-to-date
Freight revenues (millions)
Grain & grain products	$1,057	$1,106	$1,085	$3,248
Fertilizer	236	217	234	687
Food & refrigerated	247	272	272	791
Coal & renewables	486	448	525	1,459
Bulk	2,026	2,043	2,116	6,185
Industrial chemicals & plastics	655	685	701	2,041
Metals & minerals	555	621	666	1,842
Forest products	318	356	371	1,045
Energy & specialized markets	663	724	771	2,158
Industrial	2,191	2,386	2,509	7,086
Automotive	560	703	671	1,934
Intermodal	1,116	1,386	1,517	4,019
Premium	1,676	2,089	2,188	5,953
Total	$5,893	$6,518	$6,813	$19,224
Revenue carloads (thousands)
Grain & grain products	243	242	225	710
Fertilizer	52	54	55	161
Food & refrigerated	39	42	40	121
Coal & renewables	214	176	209	599
Bulk	548	514	529	1,591
Industrial chemicals & plastics	181	183	185	549
Metals & minerals	183	196	209	588
Forest products	49	53	54	156
Energy & specialized markets	147	154	158	459
Industrial	560	586	606	1,752
Automotive	183	210	202	595
Intermodal [a]	792	853	956	2,601
Premium	975	1,063	1,158	3,196
Total	2,083	2,163	2,293	6,539
Average revenue per car
Grain & grain products	$4,345	$4,568	$4,837	$4,577
Fertilizer	4,564	3,995	4,256	4,267
Food & refrigerated	6,414	6,474	6,678	6,524
Coal & renewables	2,270	2,546	2,516	2,437
Bulk	3,700	3,971	4,004	3,889
Industrial chemicals & plastics	3,620	3,739	3,789	3,717
Metals & minerals	3,028	3,179	3,185	3,134
Forest products	6,505	6,686	6,911	6,706
Energy & specialized markets	4,505	4,711	4,857	4,695
Industrial	3,911	4,075	4,136	4,044
Automotive	3,058	3,350	3,324	3,251
Intermodal [a]	1,408	1,626	1,586	1,545
Premium	1,718	1,966	1,889	1,862
Average	$2,829	$3,014	$2,971	$2,940
[a]For intermodal shipments each container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Non-GAAP Measures Reconciliation to GAAP (unaudited)

Financial Performance*
Millions, except per share amounts and percentages, for the three months ended September 30, 2026	Reported results (GAAP)	Acquisition- related expense	Adjusted results (non-GAAP)
Operating expenses	$4,254	$(22)	$4,232
Operating income	2,943	22	2,965
Income tax expense [a]	(650)	-	(650)
Net income	2,076	22	2,098
Earnings per share - diluted	$3.49	$0.04	$3.53
Operating ratio	59.1%	(0.3)%	58.8%

Millions, except per share amounts and percentages, for the three months ended September 30, 2025	Reported results (GAAP)	Acquisition- related expense	Adjusted results (non-GAAP)
Operating expenses	$3,695	$(41)	$3,654
Operating income	2,549	41	2,590
Income tax expense [a]	(530)	-	(530)
Net income	1,788	41	1,829
Earnings per share - diluted	$3.01	$0.07	$3.08
Operating ratio	59.2%	(0.7)%	58.5%
[a]Certain acquisition-related costs are non-deductible for income tax purposes.
*The above tables reconcile our results for the three months ended September 30, 2026 and 2025, to adjusted results that exclude the impact of certain items identified as affecting comparability. We use adjusted operating expenses, adjusted operating income, adjusted income tax expense, adjusted net income, adjusted diluted earnings per share (EPS), and adjusted operating ratio, as applicable, among other measures, to evaluate our actual operating performance. The measures listed in the above table are considered non-GAAP by SEC Regulation G and Item 10(e) of SEC Regulation S-K. We believe these non-GAAP financial measures provide valuable information regarding earnings and business trends by excluding specific items that we believe are not indicative of our ongoing operating results of our business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry. Since these are not measures of performance calculated in accordance with GAAP, they should be considered in addition to, rather than as a substitute for, operating expenses, operating income, income tax expense, net income, diluted EPS, and operating ratio as indicators of operating performance.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Non-GAAP Measures Reconciliation to GAAP (unaudited)

Financial Performance*
Millions, except per share amounts and percentages, for the nine months ended September 30, 2026	Reported results (GAAP)	Acquisition- related expense	Adjusted results (non-GAAP)
Operating expenses	$12,114	$(93)	$12,021
Operating income	8,164	93	8,257
Income tax expense [a]	(1,740)	-	(1,740)
Net income	5,770	93	5,863
Earnings per share - diluted	$9.71	$0.16	$9.87
Operating ratio	59.7%	(0.4)%	59.3%

Millions, except per share amounts and percentages, for the nine months ended September 30, 2025	Reported results (GAAP)	Acquisition- related expense	Deferred tax adjustment	Crew staffing agreement	Adjusted results (non-GAAP)
Operating expenses	$10,980	$(42)	$-	$(55)	$10,883
Operating income	7,445	42	-	55	7,542
Income tax expense [a]	(1,468)	-	(115)	(13)	(1,596)
Net income	5,290	42	(115)	42	5,259
Earnings per share - diluted	$8.87	$0.07	$(0.19)	$0.07	$8.82
Operating ratio	59.6%	(0.2)%	-%	(0.3)%	59.1%
[a]Certain acquisition-related costs are non-deductible for income tax purposes.
*The above tables reconcile our results for the nine months ended September 30, 2026 and 2025, to adjusted results that exclude the impact of certain items identified as affecting comparability. We use adjusted operating expenses, adjusted operating income, adjusted income tax expense, adjusted net income, adjusted diluted EPS, and adjusted operating ratio, as applicable, among other measures, to evaluate our actual operating performance. The measures listed in the above table are considered non-GAAP by SEC Regulation G and Item 10(e) of SEC Regulation S-K. We believe these non-GAAP financial measures provide valuable information regarding earnings and business trends by excluding specific items that we believe are not indicative of our ongoing operating results of our business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry. Since these are not measures of performance calculated in accordance with GAAP, they should be considered in addition to, rather than as a substitute for, operating expenses, operating income, income tax expense, net income, diluted EPS, and operating ratio as indicators of operating performance.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Non-GAAP Measures Reconciliation to GAAP (unaudited)

Debt / net income
Millions, except ratios for the trailing twelve months ended [1]	Sep. 30, 2026	Dec. 31, 2025
Debt	$30,324	$31,814
Net income	7,618	7,138
Debt / net income	4.0	4.5

Adjusted debt / adjusted EBITDA*
Millions, except ratios for the trailing twelve months ended [1]	Sep. 30, 2026	Dec. 31, 2025
Net income	$7,618	$7,138
Add:
Income tax expense	2,300	2,028
Depreciation	2,538	2,465
Interest expense	1,270	1,309
EBITDA	$13,726	$12,940
Adjustments:
Other income, net	(623)	(629)
Interest on operating lease liabilities [2]	33	40
Adjusted EBITDA (a)	$13,136	$12,351
Debt	$30,324	$31,814
Operating lease liabilities	788	1,008
Adjusted debt (b)	$31,112	$32,822
Adjusted debt / adjusted EBITDA (b/a)	2.4	2.7
[1]The trailing twelve months income statement information ended September 30, 2026, is recalculated by taking the twelve months ended December 31, 2025, subtracting the nine months ended September 30, 2025, and adding the nine months ended September 30, 2026.
[2]Represents the hypothetical interest expense we would incur (using the incremental borrowing rate) if the property under our operating leases were owned or accounted for as finance leases.
*Adjusted debt (total debt plus operating lease liabilities plus after-tax unfunded pension and OPEB (other post-retirement benefit) obligations) to adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and adjustments for other income and interest on present value of operating leases) is considered a non-GAAP financial measure by SEC Regulation G and Item 10(e) of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe this measure is important to management and investors in evaluating the Company’s ability to sustain given debt levels (including leases) with the cash generated from operations. In addition, a comparable measure is used by rating agencies when reviewing the Company’s credit rating. Adjusted debt to adjusted EBITDA should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. The most comparable GAAP measure is debt to net income ratio. The tables above provide reconciliations from net income to adjusted EBITDA, debt to adjusted debt, and debt to net income to adjusted debt to adjusted EBITDA. At September 30, 2026, and December 31, 2025, the incremental borrowing rate on operating leases was 4.2% and 4.0%, respectively. Pension and OPEB were funded at September 30, 2026, and December 31, 2025.